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CounterPath Announces Closing of Private Placement

VANCOUVER, BC, Canada - June 11, 2020 - CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) (the "Company" or "CounterPath"), a global provider of award-winning Unified Communications and Collaboration (UCC) solutions for enterprises and service providers, today announced the closing of a non-brokered private placement of 284,902 shares of common stock (each, a "Share") of the Company at a price of US$3.51 for gross proceeds of US$1,000,006 (the "Offering").

The net proceeds from the Offering will be used to pay down Company debt and for general corporate purposes.

Wesley Clover International Corporation ("Wesley Clover"), the Company's largest shareholder, and KMB Trac Two Holdings Ltd. ("KMB"), the Company's second largest shareholder, each subscribed for an aggregate of 142,451 Shares.  The Offering constituted a related party transaction under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions ("MI 61-101").  The issuance to each of the insiders is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 because neither the fair market value of the subject matter of the transaction nor the consideration paid exceeded 25% of the Company's market capitalization. As the Offering is a related party transaction and was announced less than 21 days before its closing, MI 61-101 requires the Company to explain why the shorter period was reasonable or necessary in the circumstances.  In the view of the Company it was necessary to immediately close the Offering and therefore, such shorter period was reasonable and necessary in the circumstances to maintain its listing on the NASDAQ Capital Market.

All of the securities issued by the Company in connection with the Offering will be subject to a hold period expiring on October 11, 2020 under Canadian securities laws and a hold period under United States securities laws. None of the securities to be issued will be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and none of them may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the securities in any state where such offer, solicitation, or sale would be unlawful.

NASDAQ Compliance

As previously disclosed, on December 16, 2019, the Company received a letter from the listing qualifications department staff of the NASDAQ Stock Market ("NASDAQ") notifying the Company that the stockholders' equity of $1,922,675, as reported in its Quarterly Report on Form 10-Q for the period ended October 31, 2019, was below the minimum stockholders' equity of $2,500,000. The minimum stockholders' equity of $2,500,000 is required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1), and as of December 13, 2019, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations.

As of June 11, 2020, the Company believes that it has regained compliance with the minimum stockholders' equity requirement as a result of the closing of the Offering. NASDAQ will continue to monitor the Company's ongoing compliance with the minimum stockholders' equity requirement and, if at the time of its next periodic report the Company does not evidence compliance with the minimum stockholders' equity requirement, the Company may be subject to delisting. There can be no assurance that the Company will be able to maintain compliance with the minimum stockholders' equity requirement.

CounterPath Announces Closing of Private Placement

Early Warning Disclosure

Wesley Clover, located at 390 March Road, Suite 110, Kanata, Ontario, Canada K2K 0G7, purchased 142,451 Shares issued pursuant to the Offering for aggregate consideration of US$500,003 in reliance on the prospectus exemption contained in section 2.10 of National Instrument 45-106 Prospectus Exemptions. Dr. Terence H. Matthews, with a business address of 390 March Road, Suite 110, Kanata, Ontario, Canada K2K 0G7, owns 99.9999% of the issued and outstanding voting shares of Wesley Clover.

The Shares acquired by Wesley Clover pursuant to the Offering represent 2.3% of the Shares of the Company outstanding as of June 10, 2020 before completion of the Offering.

Following the acquisition by Wesley Clover, Wesley Clover owns 1,732,269 Shares on a fully diluted basis, including 83,157 Shares that may be acquired on the conversion of deferred share units (each, a "DSU") of the Company (which DSU's are held directly by Dr. Matthews).

The 1,732,269 Shares represent 26.8% of the Shares outstanding as of June 10, 2020 following completion of the Offering on a fully diluted basis, which includes 83,157 Shares that may be acquired on the conversion of DSUs.

Wesley Clover acquired the Shares of the Company for investment purposes. Wesley Clover intends to monitor the business and affairs of the Company, including its financial performance, and depending upon these factors, market conditions and other factors, Wesley Clover may acquire additional securities of the Company as it deems appropriate. Alternatively, Wesley Clover may dispose of some or all of the Shares in privately negotiated transactions or otherwise.

KMB, located at 3540 Morgan Creek Way, Surrey, British Columbia, Canada V3Z 0J7, purchased 142,451 Shares issued pursuant to the Offering for aggregate consideration of US$500,003 in reliance on the prospectus exemption contained in section 2.10 of National Instrument 45-106 Prospectus Exemptions. Karen Bruk is the sole shareholder of KMB. Karen Bruk also holds 115,800 Shares of the Company.  Karen Bruk and Steven Bruk, Karen Bruk's spouse, exercise shared investment power over the Shares of the Company held by Karen Bruk and KMB. Steven Bruk is the legal and beneficial owner of 58,647 Shares.

The Shares acquired by KMB pursuant to the Offering represent 2.3% of the Shares of the Company outstanding as of June 10, 2020 before completion of the Offering. Following the acquisition by KMB, KMB owns 1,304,204 Shares, including 115,800 Shares held directly by Karen Bruk. The 1,304,204 Shares represent 20.4% of the Shares outstanding as of June 10, 2020 following completion of the Offering. Including the 58,647 Shares held by Steven Bruk and 22,842 Shares that may be acquired on the conversion of DSUs held by Steven Bruk, the 1,385,693 Shares represent 21.6% of the Shares outstanding as of June 10, 2020 following completion of the Offering on a fully diluted basis.

KMB acquired the Shares of the Company for investment purposes. KMB intends to monitor the business and affairs of the Company, including its financial performance, and depending upon these factors, market conditions and other factors, KMB may acquire additional securities of the Company as it deems appropriate. Alternatively, KMB may dispose of some or all of the Shares in privately negotiated transactions or otherwise.

An early warning report in respect of the purchases by each of Wesley Clover and KMB will be filed with the relevant Canadian securities regulatory authorities. A copy of such reports may be obtained from SEDAR at www.sedar.com or by contacting David Karp at 604-628-9364.

About CounterPath

CounterPath Announces Closing of Private Placement

CounterPath Corporation (NASDAQ: CPAH) is revolutionizing how people communicate in today's modern mobile workforce. Its award-winning Bria solutions for desktop and mobile devices enable organizations to leverage their existing PBX or hosted VoIP service to extend seamless and secure unified communications and collaboration to users regardless of their location and network. CounterPath technology meets the unique requirements of several industries, including contact center, retail, warehouse, hospitality, and healthcare verticals. Its solutions are deployed world-wide by 8x8, Airbnb, AmeriSave, BT, Citibank, Comcast, Fusion, Fuze, Liberty Global, Uber, Windstream and others. Learn more at counterpath.com and follow on Twitter @counterpath.

Contacts:

David Karp

Chief Executive Officer

Email: dkarp@counterpath.com

Tel: (604) 628-9364